Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact: William D. Baker

Senior Vice President, Finance and Operations, CFO

1-510-420-7512

wbaker@netopia.com

Netopia Announces Preliminary Third Fiscal Quarter Results

EMERYVILLE, Calif., July 6, 2004 — Netopia, Inc. (NASDAQ: NTPA), a market leader in broadband gateways and service delivery software, today announced preliminary results for the third fiscal quarter ended June 30, 2004. Revenues for the third fiscal quarter ended June 30, 2004 are currently expected to be between $25.3 million and $25.6 million, compared to $22.0 million for the same period in the prior fiscal year, and compared to $21.9 million for the prior quarter ended March 31, 2004.

Netopia believes that non-GAAP gross margin from sales of Internet equipment (excluding amortization of acquired technology in the amount of $288,000) is currently expected to be between 22.5% and 23.5% for the third fiscal quarter. During the third fiscal quarter, Internet equipment gross margin was negatively impacted by component cost increases, particularly with respect to flash storage and DRAM memory utilized in Netopia’s modems, routers and gateways, and decreases in average selling prices to several carrier customers. Primarily because of the decrease in Internet equipment gross margin, Netopia believes that corporate gross margin on a GAAP basis is currently expected to be between 31% and 32% for the third fiscal quarter, a decrease compared to corporate gross margin of 40.5% for the same period in the prior fiscal year, and compared to 40.3% for the prior quarter ended March 31, 2004.

Netopia also currently expects operating expenses for the third fiscal quarter to include a specific bad debt charge of approximately $750,000 relating to non-payment from a software reseller. The Company continues to work with the reseller to resolve this matter.

The net loss on a GAAP basis for the third fiscal quarter is currently expected to be between ($0.13) per share and ($0.15) per share. The non-GAAP net loss for the third fiscal quarter is currently expected to be between ($0.11) per share and ($0.13) per share. The non-GAAP net loss for the third fiscal quarter ended June 30, 2004 excludes amortization of acquired technology ($300,000) and amortization of other intangible assets ($87,000), consistent with the non-GAAP adjustments for the prior quarter ended March 31, 2004.

The statements in this press release are based on information available to Netopia as of the date of this release, and Netopia does not assume any duty to update the projections made in this release at any time.

Netopia expects to announce its results for the third fiscal quarter ended June 30, 2004, on Thursday, July 22, 2004.

Conference Call:

Netopia will host a public conference call to discuss this announcement. The conference call will take place at 8:45 a.m. Eastern time/5:45 a.m. Pacific time on Wednesday, July 7, 2004. To listen to the Webcast of the conference call, go to Netopia’s Web site, www.netopia.com, and click on the Webcast link. To listen to the telephone conference, dial 1-719-867-0640.

An archived recording of the conference call will be available on Netopia’s Web site until July 22, 2004, and by telephone from July 7 – July 14, 2004. To listen to the archived recording, dial 1-719-457-0820 and enter the pass code 556696, or go to Netopia’s Web site.

About Netopia

Netopia, Inc. is a market leader in broadband and wireless products and services that simplify and enhance broadband delivery to residential and business-class customers. Netopia’s offerings enable carriers and broadband service providers to improve their profitability with feature-rich DSL smart modems, routers and gateways, software that simplifies installation and reduces ongoing support needs, as well as value-added services to enhance their revenue generation. Netopia’s Wi-Fi CERTIFIED™ gateways include 3-D Reach™ technology delivering enhanced wireless range, security and performance.

Netopia’s DSL smart modems, routers and gateways come with a suite of installation wizards and support utilities that offer a comprehensive approach to installation, deployment, service provisioning, application setup, self-diagnostics and troubleshooting. Netopia provides value-added services with its server software platform, including the netOctopus® suite of gateway and PC management and customer support software solutions, a server-based Parental Controls subscription service, and the Web eCommerce server software. netOctopus Desktop Support and eCare software enable broadband service providers and enterprises to support customers and devices by remotely viewing and operating the desktop or other device.

Netopia has established strategic distribution relationships with leading carriers and broadband service providers including Belgacom, BellSouth, Covad Communications, EarthLink, Eircom, Hong Kong Telecom/PCCW, MegaPath Networks, Netifice, SBC Communications, Swisscom and Verizon.

Headquartered in Emeryville, Calif., Netopia’s common stock trades on The Nasdaq Stock Market® under the symbol “NTPA.” Further information about Netopia can be obtained via phone 510-420-7400, fax 510-420-7601, or on the Web at www.netopia.com.

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Note regarding Reference to Unaudited Non-GAAP Expected Results:

To supplement our Unaudited GAAP expected results, Netopia uses non-GAAP measures of gross margin, net income (loss) and income (loss) per share, which are adjusted from results based on GAAP to exclude certain expenses. These non-GAAP adjustments are provided to enhance the user’s overall understanding of our current financial performance and our prospects for the future. Specifically, we believe the non-GAAP expected results provide useful information to both management and investors by excluding certain expenses that we believe are not indicative of our core operating results. In addition, because we have historically reported non-GAAP results to the investment community, we believe the inclusion of non-GAAP expected results provides consistency in reporting our financial information. The references to non-GAAP expected results should not be considered in isolation or as a substitute for financial information prepared and based on generally accepted accounting principles, and may be different from non-GAAP measures used by other companies. The non-GAAP expected results should be reviewed in conjunction with the quantitative data presented setting forth the differences between (a) non-GAAP expected results and (b) the expected results based on generally accepted accounting principles.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:

Portions of this release that are not statements of historical fact may include forward-looking statements. Statements regarding Netopia, Inc.’s beliefs, plans, expectations or intentions regarding the future are forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All such forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements concerning product development, anticipated new products and customers, growth opportunities, and future operating results. Netopia’s actual results could differ materially. Factors that might cause a difference include, but are not limited to: Netopia’s continued ability to form key relationships for our broadband modems, routers and gateways, other Internet equipment and service delivery software products; Netopia’s ability to enter into new distribution partnerships; Netopia’s ability to develop new broadband modems, routers and gateways, other Internet equipment and service delivery software products in a timely manner; market acceptance of Netopia’s products; the pace of development and market acceptance of Netopia’s products and the market for broadband modems, routers and gateways, other Internet equipment and Web platform and service delivery software products generally; the highly competitive nature of Netopia’s markets and competitive pricing pressures; the uncertainties associated with international operations; intense competition from third parties offering competitive broadband modems, routers and gateways and other Internet equipment, and competitive Web platform and service delivery software products; and economic conditions generally. In addition, prior period-to-period comparisons of revenues are not necessarily indicative of period-to-period comparative revenues in future periods. Prospective and current investors are cautioned not to place undue reliance on any such forward-looking statements. Further, Netopia expressly disclaims any obligation to revise or update any of the forward-looking statements contained herein to reflect future events or developments after the date hereof. Netopia does not undertake to update any oral or written forward looking-statement that may be made by or on behalf of Netopia. For more information concerning Netopia and risk factors that may affect Netopia’s future results and may cause actual results to vary from results anticipated in forward-looking statements, investors should review Netopia’s public filings with the United States Securities and Exchange Commission, which are available by calling Netopia at 510-420-7516 or online at www.sec.gov.

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